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                                                      EXHIBIT 10.36, PAGE 1 OF 1

February 19, 1997

Mr. Ed Warman
80 Orville Drive
Bohemia, NY 11716


Dear Mr. Warman:

         We are confirming to you today that Advanced Media, Inc. will accept $50,000.00 for a Reg. "D" offering of 1,000,000 shares at $0.05 per share, and you are confirming herewith that all the proper corporate documentation has been forwarded to you including all of the current filings.

         This offering is made in accordance with the "accredited investors provisions" of the applicable rules and guidelines of the SEC.

         Furthermore, we are confirming that it is our intention to execute an S3 filing for these shares in conjunction with our year-end audit to be filed with the SEC on or before April 1, 1997 and that these shares should be tradable not later than April 30, 1997. Should the registration statement registering these shares not be effective on or before 4/30/97, than AMI will pay you a penalty of 50,000 shares on 4/30/97 and 50,000 shares for each 30 day period thereafter until the registration statement registering all of the shares covered by this letter is effective. Such "penalty" shares shall also be registered as contingency shares in the registration statement.

         Additionally, you have agreed not to dispose of these shares between April 30, 1997 and June 30, 1997, and as additional consideration, AMI will provide to you a value guarantee calculated by taking the closing bid price during June 1, 1997 and June 30, 1997 and taking a simple average of such closing bid prices for each of the trading days in such period, or the first 20 trading days immediately following the effective date of the registration statement registering all of the shares covered by this letter, whichever is later. If such average closing bid price is not equal to or greater than the closing price on February 19, 1997 (i.e. $0.0875) the difference will be offset with (the value guarantee additional shares) registered as contingency shares in the registration statement (the value guarantee additional shares) will be determined as follows: 1,000,000 plus (the value guarantee additional shares) multiplied by the average closing bid price (as determined above) will equal $87,500.00.

         If you agree to these terms and conditions as stated above, please sign this letter below. Please be advised that funding of this transaction must occur on February 25, 1997.


By: /s/ Hans J. Kaemmlein             February 19, 1997
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For Advanced Media, Inc.              Date
Hans J. Kaemmlein
Chairman & CEO


By: /s/ Ed Warman                     February 19, 1997
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Ed Warman                             Date